             SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.




                          FORM 8-K

                       CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)
                      December 14, 1998



                       EEX CORPORATION
   (Exact name of Registrant as specified in its charter)


    Texas                 1-12905            75-2421863
(State or other         (Commission       (I.R.S. Employer
jurisdiction of         File Number)      Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas    77042
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including Area Code  (713)243-3100

ITEM 5.   Other Events

Set forth below in its entirety is a News Release issued by EEX Corporation on December 14, 1998:


EEX SELLS PROPERTIES IN OKLAHOMA AND TEXAS

      HOUSTON,  TEXAS (December 14, 1998) -- EEX Corporation

(NYSE: EEX) has agreed to sell substantially all of its  oil and gas properties in Oklahoma and the Hardeman Basin, North

Central Texas, for a combined consideration of approximately

$32  million  in cash.  Lariat Petroleum, Inc. is  acquiring the  properties in Oklahoma and Key Production Company, Inc.

is  acquiring the Hardeman Basin properties.  The  aggregate

daily    production   from   these   properties    currently

approximates  15  million cubic feet equivalent  of  natural gas.

      "These  transactions represent a continuation  of  our

program  to  monetize  our non-core onshore  properties  for reinvestment  in  the Gulf of Mexico,"  said  Tom  Hamilton,

Chairman  and  President,  Chief  Executive  Officer.    EEX

expects to close both transactions prior to the end of 1998.

The combined transactions will result in a pre-tax book gain of approximately $12 million.

      EEX Corporation is an oil and natural gas exploration and production company with activities currently focused in Texas, the Gulf of Mexico and Indonesia.

                             ###
This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements. EEX's periodic reports filed with the Securities and Exchange Commission include a discussion of important factors that could cause actual results to differ materially from those indicated in forward-looking statements.


  For additional information, call 1-888-EEX-NEWS, or visit
              our Website at http://www.eex.com

                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EEX Corporation

                                      By: /s/ B. A. Brown
                                      -------------------
                                       B. A. Brown
                                       Vice President,
                                       Financial Relations



Date:     December 16, 1998